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                                                                EXHIBIT 10.2(b)

         THIS NOTE HAS BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION OR AN EXEMPTION THEREFROM. THIS NOTE CONTAINS RESTRICTIONS ON TRANSFER OR ASSIGNMENT.

                             BIOTEK SOLUTIONS, INC.

                             SECURED PROMISSORY NOTE

$1,700,000                                             Santa Barbara, California
                                                                  March 24, 1995

         FOR VALUE RECEIVED, BIOTEK SOLUTIONS, INC., a California corporation ("Maker"), unconditionally promises to pay to the order of DAKO A/S, a Danish corporation ("Payee"), in lawful money of the United States of America by check to the address of Payee maintained in the records of Maker, the principal amount of $1,700,000 or such lesser amount that shall (a) actually have been advanced by Payee to Maker pursuant to Section 21 of the Distribution Agreement (defined below) or (b) remain unpaid or unrecouped (as described in Section 3 below) on the Maturity Date (defined below).

         1. Issuance Pursuant to Agreement. This Note is issued pursuant to the Distribution Agreement between the Maker and the Payee dated as of September 27, 1994 and amended on March 24, 1995 (the "Distribution Agreement"). All terms defined in the Distribution Agreement shall have the same meaning in this Note unless otherwise defined in this Note.

         2. Maturity Date. This Note is due and payable:

         (a) in full, on the termination date of the Distribution Agreement, if such termination is made by the Maker; or

         (b) in twelve (12) equal quarterly installments commencing on the first day of the fiscal quarter which immediately follows the earlier of the following events:

                  (1) the date on which Payee makes the election set forth in
                  Section 21d(i)(2) of the Distribution Agreement and sends written notice thereof (which election relates to the occurrence of a Milestone Default by Payee); or
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                  (2) the date on which Payee sends Maker a Sales Failure Notice pursuant to Section 21f of the Distribution Agreement; or

                  (3) the date on which Payee makes the election set forth in
                  Section 21g(y) of the Distribution Agreement and sends written notice thereof (which election relates to the occurrence of a Delivery Failure by Maker); or

                  (4) the termination date of the Distribution Agreement (other than due to a breach by the Maker in its obligations thereunder), if such termination is made by the Payee.

         3. Reduction of Principal Amount Due. In the event and to the extent that the Payee recoups the Development Prepayment pursuant to Section 21e of the Distribution Agreement, the principal amount of this Note shall be reduced in an amount equal to such recoupment.

         4. Prepayments. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part without premium or penalty.

         5. Security Agreement. The obligations of the Maker hereunder are secured by the security interest granted in the Collateral of the Maker pursuant to Section 23 of the Distribution Agreement.

         6. Covenant. Maker covenants and agrees that until this Note is paid in full, Maker will, promptly upon the occurrence of an Event of Default (defined below) or any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default, provide Payee with a certificate of the chief executive officer or chief financial officer of Maker specifying the nature thereof and Maker's proposed response thereto.

         7. Representations and Warranties. Maker hereby represents and warrants to Payee that:

         (a) Maker is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate is properties, to transact the business in which it is now engaged and to execute and deliver this Note;

         (b) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, reorganization and other similar laws relating to or affecting creditor's rights generally and by general principles or equity; and

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         (c) the execution, delivery and performance by Maker of this Note will not violate any law, governmental rule or regulation, court order to agreement to which its is subject or by which its properties are bound or the Articles of Incorporation or Bylaws of Maker.

         8. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) failure of Maker to pay an principal under this Note when due, by acceleration, by notice of prepayment or otherwise; provided, however, that the failure of Maker to pay principal under this Note pursuant to Section 2(b) hereof shall only constitute an Event of Default hereunder in the event that such payment remains unpaid thirty (30) days after the same has become due and payable pursuant to said Section 2(b); or

         (b) the Maker shall receive: (i) a notice of sale pursuant to California Commercial Code Section 9504, (ii) a notice of intent to retain possession pursuant to California Commercial Code Section 9505, or (iii) a notice of any similar action or proceeding by a creditor asserting a lien against an asset of the Maker; or

         (c) (i) a court having jurisdiction over the Maker shall enter a decree or order for relief in respect of Maker in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction over the Maker for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker of all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker; or

         (d) an order for relief under the Bankruptcy Code shall have been entered with respect to Maker or Maker shall have commenced a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due.

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         9. Remedies. Upon the occurrence of any Event of Default, the unpaid principal amount of this Note shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker), and Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the State of California and any other applicable laws.

         10. Restrictions of Transfer. THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED BY PAYEE UNLESS PRIOR TO SUCH TRANSFER, SALE, PLEDGE, HYPOTHECATION OR ASSIGNMENT PAYEE HAS PROVIDED MAKER WITH AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO MAKER AND ITS COUNSEL, TO THE EFFECT THAT SUCH TRANSFER, SALE, PLEDGE, HYPOTHECATION OR ASSIGNMENT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL RELEVANT STATE SECURITIES LAWS.

         11. Termination. Maker's obligations under this Note shall automatically terminate in the event that the Payee sends Maker the Termination Notice referenced in Section 21d(ii) of the Distribution Agreement.

         12. Miscellaneous.

         (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at Payee's address as shown in the records of Maker; or in each case at such other address as shall be designated by Payee or Maker in a written notice to the other. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

         (b) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         Maker shall pay to the holder of this Note all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holder in collecting amounts due under this Note or enforcing the terms hereof.

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         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

                                       BIOTEK SOLUTIONS, INC.


                                       By:  /s/ MICHAEL C. MILLER
                                            ------------------------------------
                                            Michael C. Miller, CEO


                                       Address:
                                       120-B Cremona Drive
                                       Santa Barbara, CA  93117



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